Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 22, 2025, with respect to the consolidated financial statements of KLA-iBotics Holdings Limited, as of and for the years ended March 31, 2025 and 2024 in this Registration Statement on Form F-1 and the related Prospectus of KLA-iBotics Holdings Limited filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Enrome LLP

Singapore

May 29, 2026

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